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                                                                    EXHIBIT 23.5


                          CONSENT OF FINANCIAL ADVISOR


                               TRIDENT SECURITIES
                     A DIVISION OF MCDONALD INVESTMENTS INC.
                         4601 SIX FORKS ROAD, SUITE 400
                          RALEIGH, NORTH CAROLINA 27609
                            TELEPHONE (919) 781-8900
                            FACSIMILE (919) 787-1670

                                 March 13, 2001

Board of Directors
Century Bancorp, Inc.
22 Winston Street
Thomasville, North Carolina  27360

Members of the Board:

         We hereby consent to the use of our name and to the description of our opinion letter to the Board of Directors of Century Bancorp, Inc., to be signed and dated the date of the Joint Proxy Statement/Prospectus that is a part of this Registration Statement, under the caption "Opinion of Century Bancorp's Financial Advisor", and to the inclusion of such opinion letter as Appendix B to the Proxy Statement/Prospectus that is a part of this Registration Statement.


                                      TRIDENT SECURITIES
                                      A Division of McDonald Investments Inc.



                                      By:  /s/ V. Mark Bowles
                                           -------------------------------------
                                           V. Mark Bowles
                                           Vice President